UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Merrimack Pharmaceuticals, Inc.

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Below is the text of a press release issued by Merrimack Pharmaceuticals, Inc. on January 18, 2017.

Merrimack Names Richard Peters, M.D., Ph.D., as President and CEO

Industry Veteran Committed to Executing on Vision for the New Merrimack

CAMBRIDGE, Mass., January 18, 2017 – Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) (“Merrimack” or the “Company”) today announced that Richard Peters, M.D., Ph.D., has been appointed as the Company’s President and Chief Executive Officer, effective February 6, 2017, at which time he will also be appointed to the Merrimack Board of Directors. Dr. Peters will join Merrimack from his current role at Sanofi Genzyme, where he serves as Senior Vice President and Head of Global Rare Diseases. He replaces Gary Crocker, Chairman and Interim President and CEO, who guided the Company during the recent restructuring process and search for a permanent CEO and will remain Chairman of the Board.

Dr. Peters is a veteran healthcare executive with 25 years of biopharmaceutical industry experience and a proven record of building and leading organizations in diverse settings and life cycle phases: from development stage companies to large, global pharmaceutical companies. In his role at Sanofi Genzyme, he is responsible for a global, $3 billion per year business with 10 commercialized products and a robust, multi-product development pipeline focusing on several therapeutic areas. He is an expert in the field of Oncology, previously serving as Division Medical Officer at Sanofi Oncology, and is the former Head of Global and US Medical Affairs at Genzyme Transplant/Oncology. He has also served as a Senior Director at Onyx Pharmaceuticals, as a Director at Amgen, and as Chief Executive Officer of Mednav, a venture capital-backed healthcare information technology startup. Dr. Peters is a Harvard-trained physician-scientist, and has served on the faculty at the Massachusetts General Hospital and completed a Howard Hughes Medical Institute Fellowship in biophysics at Harvard Medical School. He is also an active founder and angel biotech investor in start-up biopharmaceutical companies.

“Dr. Peters is a highly respected industry veteran and thought-leader, with the vision and experience necessary to oversee Merrimack’s successful execution as a refocused clinical-stage and R&D company,” said Gary Crocker, Chairman of the Board and Interim President and CEO. “Dr. Peters has deep expertise in advancing oncology pipeline assets from early stage research through development and commercialization, and his experience and medical background will bring important new perspective to the Company’s development pipeline. We are confident that he is the right leader to oversee the advancement of Merrimack’s portfolio, which as we recently announced, will focus on our three highest potential assets, MM-121, MM-141 and MM-310. On behalf of the Board and management team, we look forward to working closely with Dr. Peters to achieve our objectives for the new Merrimack.”

Dr. Peters will assume the leadership of a restructured and more financially disciplined Merrimack as a result of the Company’s announcement on January 9, 2017 that it has entered into an agreement with Ipsen to sell its first product ONIVYDE® and its generic version of doxorubicin hydrochloride (HCI) liposome injection (“generic DOXIL®”) for up to $1.025 billion. Merrimack intends to use the proceeds to extinguish its senior secured debt notes, pay a special cash dividend to stockholders and fully fund its clinical development-focused operations into the second half of 2019.

“I am excited for the opportunity to join Merrimack at a time of renewed company focus,” said Dr. Peters. “With the support of the Board of Directors and the expected near-term infusion of capital, several compelling clinical assets are now primed to realize their full potential. Together with the rest of the management team, we plan on continuing to take substantial steps to grow our robust pipeline to its full potential, with an eye toward early data read-outs, to maximize value creation for patients and stockholders.”

About Merrimack

Merrimack Pharmaceuticals is a biopharmaceutical company based in Cambridge, Massachusetts. More information can be found at www.merrimack.com.

Additional Information about the Transaction and Where to Find It

This disclosure is being made in respect of the asset sale contemplated by the Asset Purchase and Sale Agreement between the Company and Ipsen. The proposed asset sale will be submitted to the Company’s stockholders for their consideration. In connection with the proposed asset sale, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). This press release does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET SALE. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, www.merrimack.com, or by directing a written request to Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, telephone number (617) 441-1000.

Participants in the Solicitation

Merrimack and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed asset sale. Information about Merrimack’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016 and the proxy statement for Merrimack’s 2016 annual meeting of stockholders, filed with the SEC on April 25, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the proposed asset sale when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This release contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. The Company’s forward-looking statements include, among others, statements about the expected dividend, potential milestone payments, and Company’s expectations with respect to the consummation of the proposed transaction and its ability to fund its operations, including continued investment in its research and development pipeline. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the asset sale (including the failure to obtain stockholder approval); whether the Company’s expenses are as predicted; whether the Company is able to satisfy the necessary legal tests required to make the anticipated dividend; and those risk factors discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016 and its other filings with the SEC. The forward-looking statements in this release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this release.

Contacts:

Geoffrey Grande, CFA

617-441-7602

ggrande@merrimack.com